Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Compensation Plan of Industrial Logistics Properties Trust of our report dated November 7, 2017, with respect to the financial statements of Industrial Logistics Properties Trust included in the prospectus filed with the Securities and Exchange Commission on January 16, 2018 relating to its Registration Statement on Form S-11 (File No. 333-221708), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, MA

March 23, 2018